Exhibit 99(a)(4)

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. When considering what action you should take, you are recommended immediately to seek your own financial advice from your stockbroker, bank manager, solicitor, accountant or other independent financial adviser who, if you are taking advice in Ireland, is authorised or exempted under the Investment Intermediaries Act, 1995 or the Stock Exchange Act, 1995 or, if you are taking advice in the United Kingdom, is authorised pursuant to the Financial Services and Markets Act 2000 of the United Kingdom.

If you have sold or otherwise transferred all or any of your JSG ADSs (as defined below) of Jefferson Smurfit Group plc ("JSG"), please pass this document and all accompanying documents as soon as possible to the purchaser or transferee, or to the bank, stockbroker or other agent through whom the sale or transfer was effected for transmission to the purchaser or transferee. However, such documents must not be distributed, forwarded or otherwise transmitted in or into any other jurisdiction where it would be unlawful to do so.

Deutsche Bank, which is regulated in the United Kingdom by the Financial Services Authority, is acting for Madison Dearborn Partners, L.L.C. and MDCP Acquisitions I ("Purchaser") and no one else in connection with the Offer and will not be responsible to anyone other than Madison Dearborn Partners, L.L.C. and Purchaser for providing the protections afforded to customers of Deutsche Bank, or for providing advice in relation to the Offer. Deutsche Bank Securities Inc., which is a licensed broker-dealer in the United States, is acting as dealer manager in the United States in relation to the Offer.

NOTICE OF GUARANTEED DELIVERY*

To Accept the Offer for American Depositary Shares
Evidenced by American Depositary Receipts
Pursuant to the Offer Document Dated 5 July 2002

by

MDCP ACQUISITIONS I
an affiliate of
MADISON DEARBORN PARTNERS, L.L.C.

and (outside the United States) by

DEUTSCHE BANK

on its behalf

for

JEFFERSON SMURFIT GROUP PLC

As set forth in "Procedures for accepting the Offer in respect of JSG ADSs" in paragraph 9 of Part B of Appendix II to the Offer Document dated 5 July 2002 (the "Offer Document"), this form or one substantially equivalent hereto must be used for acceptance of the Offer in respect of JSG American Depositary Shares ("JSG ADSs") if American Depositary Receipts evidencing JSG ADSs ("JSG ADRs") are not immediately available or the procedures for book-entry transfer cannot be completed on a timely basis or if time will not permit all required documents to reach the US Depositary prior to the expiration of the Subsequent Offer Period (as defined in the Offer Document). Such form may be delivered by hand or mailed to the US Depositary and must include a signature guarantee by an Eligible Institution in the form set out herein. See "Procedures for accepting the Offer in respect of JSG ADSs—Guaranteed delivery" in paragraph 9(h) of Part B of Appendix II to the Offer Document.

To:    JPMorgan Chase Bank

By Mail: JPMorgan Chase Bank c/o EquiServe Corporate Reorganization P.O. Box 43006 Providence, RI 02940-3006	By Overnight Courier: JPMorgan Chase Bank c/o EquiServe Corporate Reorganization 40 Campanelli Drive Braintree, MA 02184	By Hand: JPMorgan Chase Bank c/o Securities & Transfer Reporting Services 100 William St., Galleria New York, NY 10038

            DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE US DEPOSITARY.

            This form in not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Offer Document) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

            ACCEPTANCE OF THE OFFER IN RESPECT OF JSG SHARES (EXCEPT INSOFAR AS THEY ARE REPRESENTED BY JSG ADSs EVIDENCED BY JSG ADRs) CANNOT BE MADE WITH THIS FORM OR PURSUANT TO THE GUARANTEED DELIVERY PROCEDURES. A FORM OF ACCEPTANCE FOR ACCEPTING THE OFFER IN RESPECT OF JSG SHARES CAN BE OBTAINED FROM THE US DEPOSITARY, THE IRISH RECEIVING AGENT OR THE INFORMATION AGENT (AS EACH SUCH TERM IS DEFINED IN THE OFFER DOCUMENT).

*
The Offer described in the Offer Document is final and will not be raised, except that in the event a competitive situation arises or an alternative third party proposal is made, Purchaser reserves the right to revise any term of the Offer.

Ladies and Gentlemen:

            The undersigned hereby accepts the Offer in respect of JSG ADSs upon the terms and subject to the Conditions set forth in the Offer Document and pursuant to the guaranteed delivery procedures set out in "Procedures for accepting the Offer in respect of JSG ADSs—Guaranteed delivery" in paragraph 9(h) of Part B of Appendix II to the Offer Document. Capitalised terms used and not defined herein shall have the meaning assigned to them in the Offer Document.

            The undersigned understands that the acceptance of the Offer in respect of JSG ADSs pursuant to the guaranteed delivery procedures will not be treated as a valid acceptance for the purpose of satisfying the Acceptance Condition. See "Procedures for accepting the Offer in respect of JSG ADSs—Guaranteed delivery" in paragraph 9(h) of Part B of Appendix II to the Offer Document. To be counted towards satisfaction of the Acceptance Condition, JSG ADRs evidencing such JSG ADSs (or, if applicable, timely confirmation of a book-entry transfer of such JSG ADSs into the US Depositary's account at the Book-Entry Transfer Facility, pursuant to the procedures set out in "Procedures for accepting the Offer in respect of JSG ADSs—Book-Entry Transfer" in paragraph 9(c) of Part B of Appendix II to the Offer Document) must, prior to the Initial Closing Date, be received by the US Depositary, together with a duly executed Letter of Transmittal, along with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message) and any other required documents.

Signature(s): ____________________________________________	Address(es): _________________________________

(Include Postal Code)
Name of Record Holder(s): ___________________________________ (Please Type or Print)

Area Code(s) and Tel. No.(s): ___________________

If JSG ADSs will be tendered by book-entry transfer, check the following box:
☐  The Depository Trust Clearing Corporation, as Book-Entry Transfer Facility

DTCC Participant Number: ______________________
Number of JSG ADSs: ___________________________________________ JSG ADR No.(s) (if available):	Account Number: ________________________________

Dated: ____________________________________________________

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

            The undersigned, a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchanges Medallion Program, hereby guarantees that the undersigned will deliver to the US Depositary either JSG ADRs evidencing JSG ADSs with respect to which the Offer is being accepted hereby, in proper form for transfer, or confirmation of the book-entry transfer of such JSG ADSs into the US Depositary's account at The Depositary Trust Clearing Corporation, in any such case together with a properly completed and duly executed Letter of Transmittal, with any required signature guarantees (or in the case of a book-entry transfer, an Agent's Message) and any other required documents, all within three New York City Business Days after the date hereof.

Name of Firm, Agent or Trustee	(Authorized Signature)
Address	Name: _____________________________________________________________ (Please Type or Print)
(Postal Code)	Title: ______________________________________________________________
Area Code and Tel. No.: _____________________________	Date: _______________________________________________________________

NOTE: DO NOT SEND JSG ADRs WITH THIS FORM. JSG ADRs SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.